Exhibit 10.1

Execution Version

CONSENT AGREEMENT

This Consent Agreement (the “Agreement”), dated as of May 22, 2017 (the “Effective Date”), is entered into by and among (i) the holders of the Notes listed on Schedule 1 hereto (together with their respective permitted successors and assigns, the “Initial Consenting Holders”), which hold a majority of each of the GEI Notes and the GAG Notes, (ii) GenOn Energy, Inc., on behalf of itself and each of its direct and indirect subsidiaries, (collectively, “GenOn”), and (iii) NRG Energy, Inc., on behalf of itself and each of its wholly-owned direct and indirect subsidiaries, as of the date hereof, other than GenOn (collectively, “NRG”).  Each of NRG, GenOn and the Initial Consenting Holders is also sometimes referred to herein as a “Party” and collectively as the “Parties.”  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Schedule 2 attached hereto.

1.                                     Agreement in Principle; Summary Term Sheet.  The undersigned Parties hereby affirm their agreement in principle regarding the reorganization of GenOn’s capital structure (the “Restructuring”) and the settlement of certain claims and causes of action against NRG (the “Settlement”) pursuant to the terms set forth in the summary term sheet attached hereto as Exhibit A (the “Summary Term Sheet”), subject to, among other things, the full prior approval of the board of directors of GenOn, the independent governance committee of GenOn, and the board of directors of NRG, and satisfactory legal documentation.  The Summary Term Sheet is hereby incorporated by reference as if fully set forth in this Agreement.

2.                                     Covenants of the Parties.  For so long as this Agreement has not been terminated in accordance with its terms, each Party agrees and covenants severally (but not jointly) that it shall:

a.                                      use commercially reasonable efforts and work in good faith to consummate the Restructuring and the Settlement, including, without limitation, to enter into a restructuring support agreement in form and substance reasonably satisfactory to the Parties (the “Agreed RSA”) pursuant to which the Parties will agree to support a chapter 11 plan (the “Agreed Plan”) to implement the Restructuring and the Settlement, with each of the Agreed RSA and the Agreed Plan incorporating the terms of the Summary Term Sheet; and

b.                                      not, directly or indirectly, support or consent to any reorganization, restructuring, recapitalization, refinancing or other transaction for GenOn that is materially inconsistent with the Summary Term Sheet; provided, however, that, for the avoidance of doubt, the size and final terms of the financing are subject to continuing discussion with GenOn.  Notwithstanding anything to the contrary herein, nothing in this Agreement shall (i) restrict the legal and financial advisors of any Party in any manner, including without limitation, from communicating with legal or financial advisors for another Party or other holders of the Notes in any respect, (ii) be deemed or construed as a waiver of attorney-client privilege or constrain the right, ability, and obligation of counsel to any Party to act in accordance with the rules of professional responsibility, or (iii) constrain any Party from acting in accordance with its fiduciary duties.  For the avoidance of doubt, nothing in this Agreement shall limit the rights of any holder of Notes to initiate, prosecute, appear, or participate as a party in interest in any litigation opposing the any refinancing proposal affecting GEI, GAG or their subsidiaries, so long as such appearance, initiation, prosecution or participation and the positions advocated in connection therewith are not inconsistent with this Agreement or the Summary Term Sheet.

3.                                     Consent Fee.  By its execution and delivery of this Agreement, each Initial Consenting Holder shall have earned a pro rata share of the early consent/participation fee on the terms set forth in the Summary Term Sheet (the “Consent Fee”), with respect to its holdings of GEI Notes and GAG Notes set forth on its signature page hereto as of the date hereof (the “Consent Fee Notes”), subject to consummation of the Restructuring.  The Consent Fee shall be paid to each Initial Consenting Holder and each Permitted Transferee on the effective date of the Agreed Plan with respect to the Consent Fee Notes it holds as of such date, provided that all necessary court approvals have been obtained and such Initial Consenting Holder or Permitted Transferee has not breached any material provision of this Agreement or the Agreed RSA.  For the avoidance of doubt, any Initial Consenting Holder or Permitted Transferee that does not execute the Agreed RSA shall have waived its right to receive the Consent Fee with respect to its Consent Fee Notes.  The deadline and conditions for payment of the Consent Fee (but not the amount or participation therein by an Initial Consenting Holder) may be extended, waived, or modified, as applicable, by GenOn in its sole discretion.

4.                                     Representations and Warranties.

a.                                      Each Party (solely on its own behalf and not on behalf of any other Party) represents and warrants on a several (but not joint) basis to each other Party, that, as of the date hereof, and subject to the terms hereof: (i) this Agreement constitutes the legally valid and binding obligation of such Party, as applicable, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and (ii) such Party does not have actual knowledge of the occurrence of any event that, due to any fiduciary or similar duty to any other person, would prevent it from taking any action required of it under this Agreement.

b.                                      Each Initial Consenting Holder (solely on its own behalf and not on behalf of any other Initial Consenting Holder) represents and warrants on a several (but not joint) basis to each other Party, that, as of the date hereof: (i) such Party (A) either (1) is the sole beneficial owner of the principal amount of Notes set forth on its signature page to this Agreement, or (2) has investment or voting discretion with respect to the principal amount of Notes set forth on its signature page to this Agreement and has the power and authority to bind the beneficial owner(s) of such Notes to the terms of this Agreement, and (B) has full power and authority to act on behalf of, vote, and consent to matters concerning such Notes and to dispose of, exchange, assign, and transfer such Notes, including the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (ii) such Party has made no assignment, sale, participation, grant, conveyance, pledge, or other transfer of, and has not entered into any other agreement to assign, sell, use, participate, grant, convey, pledge, or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any Notes that are subject to this Agreement that conflict with the representations and warranties of such Party herein or would render such Party otherwise unable to comply with this Agreement and perform its obligations hereunder.

5.                                     Transfers of Claims.  Each Initial Consenting Holder (each, a “Transferor”) agrees that, so long as this Agreement has not been terminated in accordance with its terms, it shall not sell, loan, issue, pledge, hypothecate, assign, transfer, or otherwise dispose of (including by participation) (the “Transfer”), directly or indirectly, in whole or in part, any Notes, or any option thereon or any right or interest therein, to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest (each, an “Intended Transferee”), unless: (a) the Intended Transferee is a Party to this Agreement; or (b) if the Intended Transferee is not a Party to this Agreement, prior to the effectiveness of the Transfer, such Intended Transferee delivers to the Transferor, counsel to GenOn, counsel to NRG, and counsel for the Ad Hoc Group an executed copy of a transfer agreement in the form of Exhibit B attached hereto (a “Transfer Agreement”) (it being understood that any Transfer shall not be effective as against GenOn until notification of such Transfer and a copy of the executed Transfer Agreement is received by counsel to GenOn, in each case, on the terms set forth herein).

An Intended Transferee that satisfies the foregoing requirements is a “Permitted Transferee,” and such Transfer, a “Permitted Transfer.”  Upon the consummation of a Permitted Transfer, the Permitted Transferee shall be deemed to be an Initial Consenting Holder hereunder with respect to the Notes purchased from an Initial Consenting Holder (the “Purchased Notes”) and shall become subject to all obligations and covenants of the Parties hereunder with respect to the Purchased Notes and, to the extent the transferee is already a beneficial owner of Notes, with respect to all such Notes, which shall be set forth in the applicable Transfer Agreement (the “Additional Notes”).  Upon the consummation of a Transfer in accordance with the terms of this Agreement, the Transferor shall be deemed to relinquish its rights and be released from its obligations under this Agreement solely with respect to the applicable Purchased Notes.  For the avoidance of doubt, subject to Section 3 hereof, a Permitted Transferee shall be entitled to the Consent Fee with respect to any Consent Fee Notes it has purchased, but such entitlement shall not extend to any Additional Notes by virtue of the Transfer of Consent Fee Notes.  For the avoidance of doubt, any Transferor that is a member of the Steering Committee shall retain all its rights to backstop the Financing described in the Summary Term Sheet and such rights shall not accompany any Transfer.  Each Party agrees that any Transfer or purported Transfer that is not a Permitted Transfer shall be void ab initio.

For the avoidance of doubt, this Agreement shall in no way be construed to preclude any Party from acquiring additional Notes or any other claims against or interests in GEI or GAG; provided, that any Notes acquired shall, upon acquisition, automatically be deemed to be subject to all the terms of this Agreement and, provided, further, that each Party agrees that, within three business days of such acquisition, it shall deliver an Acquisition Notice in the form of Exhibit C attached hereto to counsel for GenOn and the Ad Hoc Group.

Notwithstanding the foregoing, a Qualified Marketmaker that acquires any Notes subject to this Agreement with the purpose and intent of acting as a Qualified Marketmaker for such Notes, shall not be required to execute and deliver to counsel a Transfer Agreement or Acquisition Notice in respect of such Notes if such Qualified Marketmaker subsequently makes a Permitted Transfer of such Notes (by purchase, sale, participation or otherwise) within three (3) business days of its acquisition to a Permitted Transferee (including, for the avoidance of doubt, the requirement that such transferee execute and deliver a Transfer Agreement concurrent with or prior to the Transfer from such Qualified Marketmaker).  To the extent an Initial Consenting Holder is acting solely in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, participation or otherwise) any right, title or interest in Notes that the Qualified Marketmaker acquires in such capacity from a holder of Notes who is not an Initial Consenting Holder without the requirement that the transferee be a Permitted Transferee.

For purposes of this Agreement, “Qualified Marketmaker” means an entity that (i) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of its business to purchase from customers and sell to customers debt securities such as the Notes or enter with customers into long and short positions in debt securities such as the Notes, in its capacity as a dealer or market maker in such debt securities and (ii) is in fact regularly in the business of making a market in debt securities.

6.                                      Termination.  This Agreement shall terminate, and all obligations of the Parties shall immediately terminate and be of no further force and effect, upon the earliest to occur of:

a.              11:59 p.m. on May 26, 2017 (the “Termination Time”);

b.              the execution and delivery of the Agreed RSA; or

c.               delivery of written notice of termination (which may be by electronic mail) to all Parties from NRG; provided that NRG shall be entitled to deliver such notice only for so long as Initial Consenting Holders representing less than a majority of each of the GEI Notes and the GAG Notes have executed this Agreement.

GenOn shall have the right to terminate this Agreement at any time, solely as to GenOn, upon delivery of written notice of such termination (which may be by electronic mail) to all Parties and, upon such delivery, the obligations of GenOn shall immediately terminate and be of no further force and effect; provided that such termination as to GenOn shall not effect a termination of this Agreement as between the Initial Consenting Holders and NRG.

7.                                      Amendments; Execution.  Except as otherwise provided herein, this Agreement may not be modified, amended, or supplemented without prior written agreement signed by GenOn, NRG, Supermajority GEI Consenting Holders and Supermajority GAG Consenting Holders.  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed and delivered by facsimile or electronic mail of an executed counterpart of a signature page in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Notwithstanding the foregoing, the Termination Time may be extended by electronic mail exchanged by counsel to NRG, GenOn and the Ad Hoc Group; provided that counsel to the Ad Hoc Group has received email confirmations of the extension from Supermajority GEI Consenting Holders and Supermajority GAG Consenting Holders.

8.                                      No Solicitation.  Notwithstanding anything to the contrary, this Agreement is not and shall not be deemed to be (a) a solicitation of consents to the Agreed Plan or any other chapter 11 plan or (b) an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended.

9.                                      No Third Party Beneficiaries; Relationship Among the Parties.  Unless otherwise expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.  Nothing herein shall be deemed or construed to create a partnership, joint venture or other association between or among any of the Parties.  Each Party agrees and understands that no Party has any fiduciary duty or other duty of trust or confidence (except to the extent expressly set forth in this Agreement) in any form to any other Party or any third party arising from or relating to this Agreement.

10.                               Entire Agreement.  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements (oral and written) and all other prior negotiations.

11.                               Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed in such state, without giving effect to the conflicts of law principles thereof (except for section 5-1401 of the New York General Obligations Law).  Any action brought in connection with this Agreement shall be brought in the federal or state courts located in the Borough of Manhattan in the City of New York, and the Parties hereby irrevocably consent to the jurisdiction of such courts and waive any objections as to venue or inconvenient forum. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12.                               No Monetary Liability.  For the avoidance of doubt, and notwithstanding anything to the contrary herein, in no event shall GenOn or NRG incur any liability to any Party in connection with the execution of this Agreement and the other Parties to this Agreement expressly waive any right to seek damages from GenOn or NRG in connection herewith.  Notwithstanding the foregoing, GenOn and NRG shall keep confidential and shall not disclose to any other person any information regarding any Initial Consenting Holder’s or its affiliates’ holdings of Notes, or any Permitted Transferee’s or its affiliates’ holdings of Notes, without such Initial Consenting Holder’s or Permitted Transferee’s prior written consent.

13.                               Notices.  All notices hereunder shall be in writing and shall be deemed duly given only upon receipt by electronic mail, facsimile, courier, nationally recognized overnight delivery service or by registered or certified mail (return receipt requested) to the addresses or facsimile numbers set forth on each Party’s signature page hereto (or at such other addresses or facsimile numbers as shall be specified by like notice); notices hereunder must be given to each Party and counsel to the Ad Hoc Group in order to be effective.  Notices to counsel for the Ad Hoc Group shall be delivered to the following addresses and facsimile numbers:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attn.:                 Keith H. Wofford

Stephen Moeller-Sally

Marc B. Roitman

Email:            keith.wofford@ropesgray.com

ssally@ropesgray.com

marc.roitman@ropesgray.com

Fax:                       212.596.9090

Any notice given by courier, national recognized overnight delivery service, or registered or certified mail shall be effective when received at the address provided in this Section 12.  Any notice given by facsimile shall be effective upon oral or machine confirmation of transmission.  Any notice given by electronic mail shall be effective upon receipt.

14.                               Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

[signature pages follow]

The undersigned Parties hereby execute this Agreement as of the date first set forth above:

GENON ENERGY, INC.

By:	/s/ Mark A. McFarland
Name:	Mark A. McFarland
Title:	Chief Executive Officer

Notice address:

GenOn Energy, Inc.

804 Carnegie Center

Princeton, NJ 08540

Attn:       Mac McFarland, Chief Executive Officer

Email:    mac@genon.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attn:       David R. Seligman, P.C. and Steven N. Serajeddini
Email:    david.seligman@kirkland.com

steven.serajeddini@kirkland.com

NRG ENERGY, INC.

By:	/s/ Kirkland Andrews
Name:	Kirkland Andrews
Title:	Chief Financial Officer

Notice address:

NRG Energy, Inc.

804 Carnegie Center

Princeton, NJ 08540-6213

Attn.:  Brian Curci, General Counsel

Email:  brian.curci@nrg.com

with copies (which shall not constitute notice) to:

Baker Botts LLP

2001 Ross Avenue

Dallas, Texas 75201

Attn.:      C. Luckey McDowell and Ian E. Roberts

Email:    luckey.mcdowell@bakerbotts.com

ian.roberts@bakerbotts.com

-and-

Baker Botts LLP

30 Rockefeller Plaza No. 4340

New York, NY 10112

Attn.:      Emanuel C. Grillo

Email: emanuel.grillo@bakerbotts.com

[NAME OF INITIAL CONSENTING HOLDER]

By:
Name:
Title

Notice address:

Name of contact person:

Telephone number:

E-mail address:

Facsimile number:

Principal amount of Notes held:

$ of 2017 Notes.

$ of 2018 Notes.

$ of 2020 Notes.

$ of 2021 Notes.

$ of 2031 Notes.

Date:

SCHEDULE 1

INITIAL CONSENTING HOLDERS

[List Initial Consenting Holders here]

SCHEDULE 2

ADDITIONAL DEFINITIONS

“2017 Notes” means the 7.875% Senior Notes due 2017 issued by GEI.

“2018 Notes” means the 9.50% Senior Notes due 2018 issued by GEI.

“2020 Notes” means the 9.875% Senior Notes due 2020 issued by GEI.

“2021 Notes” means the 8.50% Senior Notes due 2021 issued by GAG.

“2031 Notes” means the 9.125% Senior Notes due 2031.

“Ad Hoc Group” means the ad hoc group of holders of GEI Notes and GAG Notes represented by Ropes & Gray LLP and Ducera Partners.

“GAG” means GenOn Americas Generation, LLC.

“GAG Notes” means, collectively, the 2021 Notes and the 2031 Notes.

“GEI” means GenOn Energy, Inc.

“GEI Notes” means, collectively, the 2017 Notes, the 2018 Notes and the 2020 Notes.

“Notes” means, collectively, the GEI Notes and the GAG Notes.

“Noteholders” has the meaning given in the recitals.

“Steering Committee” means the steering committee of the Ad Hoc Group, which is comprised of Benefit Street Partners, Brigade Capital Management, LP, Franklin Mutual Advisers, J.P. Morgan Asset Management, PGIM, Solus Alternative Asset Management LP, Sound Point Capital Management, L.P., and York Capital Management.

“Supermajority GAG Consenting Holders” means, at any relevant time, Initial Consenting Holders holding no less than two-thirds of the GAG Notes held by all Initial Consenting Holders.

“Supermajority GEI Consenting Holders” means, at any relevant time, Initial Consenting Holders holding no less than two-thirds of the GEI Notes held by all Initial Consenting Holders.

Exhibit A

The Summary Term Sheet

Exhibit B

Form of Transfer Agreement

Transfer Agreement

Reference is made to the Consent Agreement dated as of May 22, 2017 (the “Agreement”)(1), by and among [Please insert Transferor’s Name] (the “Transferor”), and the other Parties signatory thereto.

The undersigned (the “Transferee”) hereby acknowledges that it has reviewed the Agreement and hereby agrees to be bound by the terms and conditions thereof binding on the Initial Consenting Holders to the same extent the Transferor was thereby bound, without modification and shall be deemed a Party to the Agreement.  The Transferee hereby affirms the representations and warranties in Section 4 of the Agreement, including with respect to its holdings of Notes set forth below.

The Transferee acknowledges and agrees that any Transfer of Notes from the Transferor is null and void if it does not comply with the Agreement and is not effective unless and until an executed copy of this Transfer Agreement is delivered to the Transferor and counsel to the Ad Hoc Group in accordance with Section 12 of the Agreement.

The Transferee hereby represents and warrants that it has correctly identified the portion of the Purchased Notes representing Consent Fee Notes.

Series	Purchased Consent Fee Notes	Other Purchased Notes	Additional Notes	Total Notes
2017 Notes	$	$	$	$
2018 Notes	$	$	$	$
2020 Notes	$	$	$	$
2021 Notes	$	$	$	$
2031 Notes	$	$	$	$
TOTAL	$	$	$	$

Date:  [             ], 2017

[Signature page follows]

(1)  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[Please insert Transferee’s Name]

By:
Name:
Title:

Notice address:

Name of contact person:

Telephone number:

E-mail address:

Facsimile number:

[Signature page to Transfer Agreement]

Exhibit C

Form of Acquisition Notice

Acquisition Notice

Reference is made to the Consent Agreement dated as of May 22, 2017 (the “Agreement”)(2), by and among [Please insert Acquiror’s Name] (the “Acquiror”), and the other Parties signatory thereto.

The Acquiror hereby gives notice that on [                 ], 2017 it acquired (the “Acquisition”) the Notes set forth below (the “Acquired Notes”).  The Acquiror represents and warrants that it is an Initial Consenting Holder bound by the Agreement and that it has correctly identified the portion of the Acquired Notes representing Consent Fee Notes.

Series	Acquired Consent Fee Notes	Other Acquired Notes	Total Acquired Notes
2017 Notes	$	$	$
2018 Notes	$	$	$
2020 Notes	$	$	$
2021 Notes	$	$	$
2031 Notes	$	$	$
TOTAL	$	$	$

This notice must be delivered to counsel to the Ad Hoc Group in accordance with Section 12 of the Agreement within three business days of the Acquisition.

Date:  [             ], 2017

[Signature page follows]

(2)  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

[Please insert Acquiror’s Name]

By:
Name:
Title:

Notice address:

Name of contact person:

Telephone number:

E-mail address:

Facsimile number:

[Signature page to Acquisition Notice]